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                                  Exhibit 10.7

                                     AMENDED
                                    AGREEMENT

This Agreement is entered into by and between EMB Corporation, a Hawaii corporation ("Company"), and Hospitality Group Inc.("Consultant"), a Nevada corporation. The effective date of this agreement is April 1, 1998. This Agreement is hereby amended by the parties as of May 1, 1998.

RECITALS

Company wishes to obtain the consulting services of Consultant to assist Company in connection with developing consumer financial assistance centers, and Consultant has negotiated the terms of such an agreement with Company and has agreed to the terms as set forth hereafter, and as agreed and set forth more particularly by amended attachment hereto from time to time.

AGREEMENT

The parties hereby agree as follows:

         1. Term of Agreement
Company hereby hires Consultant and Consultant accepts such employment for a term of three years commencing April 1, 1998, and terminating March 31, 2001, unless sooner terminated as hereinafter provided.

                  1.1. General Provisions

                           1.1.1 Survival of Agreement. This Agreement shall not
                  be terminated by a restructuring of the company or of the Consultant. If either of the parties restructures but remains in the business, the contract shall survive.

                           1.1.2 Legal Representation. Each party acknowledges
                  that they were advised that they were entitled to separate counsel and they have either employed such counsel or voluntarily waived their right to consult with counsel.

                           1.1.3 Notices. All notices and other communications
                  provided for or permitted hereunder shall be in writing and shall be made by hand delivery, first class mail, telex or telecopier, addressed as follows:

PARTY                        ADDRESS
EMB Corporation              3800 South Bristol Street , Suite 800
                             Costa Mesa, California 92626

Hospitality Group Inc.       1061 E. Flamingo Road,  Suite 11
                             Las Vegas, Nevada 89119

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; three (3) business days after deposit in any United States Post Office in the Continental United States, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged, if telecopied.

                           1.1.4 Attorneys' Fees. In the event that a dispute
                  arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in ascertaining such party's rights or in preparing to enforce, or in enforcing, such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

                           1.1.5 Complete Agreement of the Parties. This is the
                  complete agreement of the parties and it supersedes any agreement that has been made prior to this agreement.

                           1.1.6 Assignment. This Agreement is of a personal
                  nature and may not be assigned.



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                           1.1.7 Binding. This Agreement shall be binding both
                  of the parties hereto. 1.1.8 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural.. The masculine gender shall include the feminine and neuter genders, and the word "person" shall include a corporation, firm, partnership, or other form of association.

                           1.1.9 Governing Law. The parties hereby expressly
                  acknowledge and agree that this Agreement is entered into in the State of Nevada and, to the extent permitted by law, this Agreement shall be construed, and enforced in accordance with the laws of the State of Nevada.

                           1.1.10 Failure to Object Not a Waiver. The failure of
                  a party to object to, or to take affirmative action with respect to, any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of the violation or breach or of any future violation, breach, or wrongful conduct until 180 since the wrongful act or omission to act has passed.

                           1.1.11 Unenforceable Terms. Any provision hereof
                  prohibited or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

                           1.1.12 Execution In Counterparts. This Agreement may
                  be executed in several counterparts and when so executed shall constitute shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatory to the original and same counterpart.

                           1.1.13 Further Assurance. From time to time each
                  party shall execute and deliver such further instruments and shall take such other action as any other party may reasonably request in order to discharge and perform their obligations and agreements hereunder and to give effect to the intentions expressed in this Agreement.

                           1.1.14 Incorporation By Reference. All exhibits
                  referred to in this Agreement are incorporated herein in their entirety by such reference.

                           1.1.15 Cross-References. All cross-references in
                  this Agreement, unless specifically directed to another agreement or document, refer to provisions in this Agreement, and shall not be deemed to be references to any overall transaction or to any other agreements or documents.

                           1.1.16 Miscellaneous Provisions. The various headings
                  and numbers herein and the grouping of provisions of this Agreement into separate divisions are for the purpose of convenience only and shall not be considered a part hereof. The language in all parts of this Agreement shall in all cases be construed in accordance to its fair meaning as if prepared by all parties to the Agreement and not strictly for or against any of the parties.

         2. Services of Consultant

         Consultant agrees to provide to Company, the following advice and consulting services:

                  2.1 At the Company's request from time to time review its programs and plans for developing consumer financial assistance centers and provide Company with the benefit of Consultant's experience and perspectives.

                  2.2 Actively contact potential and actual interested parties and present the Company and its programs in the most favorable light to such parties in soliciting their participation in the activities of the Company in developing such centers.

                  2.3 Analyze the Company's present goals and projected programs for financial centers, cash flow requirements and budgets; and through personal contacts develop and recommend sources, methods, schedules, and formats to obtain the assistance and necessary staffing and facility resources necessary for Company operations.

Consultant shall personally provide such advice and services to Company. the consultant may with the written consent of the Company also provide up to fifty (50%) percent of the advice through a consulting Agent, acceptable to company. The term "Consulting Agent" may be used herein to refer to such officer, employee. or subcontractor of Consultant.



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3. Necessary Services

         3.1 Performance of Duties. Consultant agrees that he shall and any Consulting Agent shall perform at all times faithfully, industriously, and to the best of their ability, experience, and talents all of the duties that may reasonably be assigned to them hereunder and, shall devote such time to the performance of such duties as may be necessary therefor.

4. Compensation

         In consideration for the services required of Consultant hereunder, Company agrees to compensate Consultant as follows:

         4.1 Retainer Stock. At the commencement of this contract, the Company shall compensate Consultant with a retainer of $250,000.00 in the form of shares of the Company's common stock, and shall deliver to Consultant such number of shares valued at the average trading bid price for each share calculated over the first calendar quarter of 1998. All such shares shall be registered with respect to resale pursuant to Regulation S-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and Company shall deliver such shares to Consultant at such times and in such one or more portions as Consultant shall specify by written notice to Company. Each such delivery shall be made within five (5) days after Company's receipt of Consultant's written notice requesting such delivery. AMENDMENT: Consultant agrees that the first 100,000 shares are fully earned ninety (90) days after execution hereof , and the balance of the shares, not less than 200,000, shall be earned on a pro-rata basis over the three year term of the agreement at 8,333 shares per month commencing with the start of the second year.

         4.2 Guarantee of Value. As a guarantee of value of the compensation set forth in the preceding paragraph, Company shall provide a separate Financial Guarantee that the above mentioned retainer in the form of shares shall be have a value of not less than $250,000.00 in the aggregate during the initial period of this Agreement; and that at the option of Consultant, Company shall make up the difference between that actual value derived from such aggregate shares and the sum of $250,000.00.

         4.3 Expense Reimbursement. Company shall reimburse Consultant for any out-of-pocket expenses incurred in connection with the negotiation and execution of this Agreement and the performance of services required of Consultant hereunder.

         5. Independent Contractor

         In performing services and duties hereunder, Consultant and any person acting on Consultant's behalf shall do so as independent contractors and are not, and are not to be deemed, employees or agents of Company or any other person acting on behalf of Company. Consultant shall be responsible for meeting any legal requirements imposed on Consultant or any person acting on his behalf as a result of this Agreement, including but not limited to the filing of income tax returns and the payment of taxes; and Consultant agrees to indemnify Company for the failure to do so, if Company is required to make any such payment otherwise due by Consultant or any such person acting on Consultant's behalf.

         6. Remedy for Breach

         Consultant acknowledges that the services to be rendered by him hereunder are of a special, unique, and extraordinary character which gives this Agreement a peculiar value to Company, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that a breach by Consultant of this Agreement shall cause Company irreparable injury. Therefore, Consultant expressly acknowledges that this Agreement may be enforced against him by injunction and other equitable remedies, without bond. Such relief shall not be exclusive, but shall be in addition to any other rights or remedies Company may have for such breach.



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Company acknowledges that the services to be rendered to it hereunder are of a special, unique, and extraordinary character which gives this Agreement a peculiar value to consultant, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that a breach by Company of this Agreement shall cause Consultant irreparable injury. Therefore, company expressly acknowledges that this Agreement may be enforced against it by injunction and other equitable remedies, without bond. Such relief shall not be exclusive, but shall be in addition to any other rights or remedies Consultant may have for such breach.

7. Termination

         7.1 Causes for Termination. This Agreement shall terminate immediately upon the occurrence of any one of the following events:

                  7.1.1. The expiration of the term hereof; 7.1.2 The written agreement of the parties;

                  7.1.3. The occurrence of circumstances that make it impossible for the business of Company to be continued;

                  7.1.4. The occurrence of circumstances that make it impossible for the business of consultant to be continued;

                  7.1.5. Consultant's breach of his duties hereunder, unless waived by Company or cured by Consultant within 30 days after Company's having given written notice thereof to Consultant;

                  7.1.6. Company's breach of its duties hereunder, unless waived by Consultant or cured by Company within 30 days after Consultant's having given written notice thereof to Company

         7.2 Compensation upon Termination. Unless otherwise mutually agreed in writing by the parties, the termination of this Agreement due to any cause other than that specified in subsection 7.1.4 shall not relieve Company of its obligation to make any payment of money or any delivery of shares or securities which would have been required, or could have been required by Consultant, pursuant to Sections 4.1, 4.2, and 4.3, if this Agreement had not been so terminated.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above, together with the amendment contained herein as of May 1, 1998.

COMPANY:

EMB Corporation

By:
   ---------------------------------------
    Title:

CONSULTANT:

Hospitality Group Inc.

By: /s/MICHAEL P. ROTH
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   Michael P. Roth        Title: President